Exhibit 99.1

First Commonwealth Financial Corporation
Receives Regulatory Approval for DCB Financial Merger

INDIANA, PA and LEWIS CENTER, OH (January 23, 2017) — First Commonwealth Financial Corporation (NYSE: FCF) (“First Commonwealth”) and DCB Financial Corp (OTCPink: DCBF) (“DCB Financial”) today announced the receipt of all required regulatory approvals for the proposed merger of DCB Financial and First Commonwealth.

The Federal Deposit Insurance Corporation has approved the Bank Merger Act application to merge The Delaware County Bank and Trust Company, the bank subsidiary of DCB Financial, into First Commonwealth Bank, First Commonwealth’s bank subsidiary (the “bank merger”). The Pennsylvania Department of Banking and Securities has approved the merger of DCB Financial into First Commonwealth and the bank merger. The Federal Reserve Bank of Cleveland has granted First Commonwealth a waiver of its merger application requirements.

DCB Financial shareholders will vote on the proposed merger at a special meeting of the shareholders scheduled for March 16, 2017. The merger is expected to have an effective closing date of April 3, 2017.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

First Commonwealth has filed a registration statement on Form S-4 (Registration No. 333-214703) which includes a preliminary proxy statement/prospectus and other relevant documents with the SEC in connection with the merger.

THE SHAREHOLDERS OF DCB FINANCIAL ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and any other relevant materials First Commonwealth and DCB Financial have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents First Commonwealth has filed with the SEC by contacting Matthew C. Tomb, Chief Risk Officer and General Counsel, First Commonwealth, 601 Philadelphia Street, Indiana, PA 15701, telephone: (800) 711-2265; and may obtain free copies of the documents DCB Financial has filed with the SEC by contacting Daniel Mohr, Chief Financial Officer, DCB Financial, 110 Riverbend Avenue, Lewis Center, Ohio 43035, telephone: (740) 657-7510.

DCB Financial and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of DCB Financial in connection with the proposed merger. Information concerning such participants’ ownership of DCB Financial common shares is set forth in the preliminary proxy statement/prospectus relating to the merger. This communication does not constitute an offer of any securities for sale.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with $6.7 billion in total assets and 122 banking offices in 19 counties throughout western and central Pennsylvania and northern and central Ohio, as well as a Corporate Banking Center in Cleveland, Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.

About DCB Financial Corp

DCB Financial is a financial holding company formed under the laws of the State of Ohio. The Company is the parent of The Delaware County Bank & Trust Company, a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its nine full-service and four limited-service branch offices located in Central Ohio. The Bank provides customary retail and commercial banking and cash management services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, commercial leases, SBA loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services.

Media Relations
Amy Jeffords
Assistant Vice President / Communications and Community Relations
Phone: 724-463-6806
E-mail: AJeffords@fcbanking.com

Investor Relations
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

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